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Exhibit 24.1

WELLS FARGO & COMPANY

Power of Attorney
of Director and/or Officer

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute and appoint RICHARD M. KOVACEVICH, LES S. BILLER, HOWARD I. ATKINS, STANLEY S. STROUP AND LAUREL A. HOLSCHUH, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of the Company to one or more Registration Statements on Form S-3 or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of (a) a maximum of 500,000 shares of common stock of the Company, including associated preferred stock purchase rights, adjusted for any change in the number of outstanding shares of common stock resulting from stock splits, reverse stock splits or stock dividends occurring after the date hereof, which may be issued pursuant to the WF Deferred Compensation Holdings, Inc. Nonqualified Deferred Compensation Plan for Independent Contractors, (b) WF Deferred Compensation Holdings, Inc.'s deferred compensation obligations under such plan, and (c) the Company's guarantee of such deferred compensation obligations, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

    IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 27th day of November, 2001.

/s/ LES BILLER /s/ J.A. BLANCHARD III /s/ MICHAEL R. BOWLIN /s/ DAVID A. CHRISTENSEN /s/ SPENCER F. ECCLES /s/ SUSAN E. ENGEL /s/ ROBERT L. JOSS /s/ RICHARD M. KOVACEVICH	/s/ RICHARD D. MCCORMICK /s/ CYNTHIA H. MILLIGAN /s/ BENJAMIN F. MONTOYA /s/ PHILIP J. QUIGLEY /s/ DONALD B. RICE /s/ JUDITH M. RUNSTAD /s/ SUSAN G. SWENSON /s/ MICHAEL W. WRIGHT	}	A majority of the Board of Directors*

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Power of Attorney of Director and/or Officer